SHAREHOLDER ALERT

                         E.DIGITAL CORPORATION RECEIVES
                   $1.5 MILLION IN RESTRICTED STOCK FINANCING

(SAN DIEGO, CA, February 27, 2006) - e.Digital Corporation (OTC: EDIG), a leading innovator of proprietary flash memory management and secure digital video technology, today announced it received $1.5 million through the sale of restricted common shares and warrants to 27 accredited investors; two of the accredited investors are officers of the company.

The company expects to use the proceeds from this financing to speed the roll-out of its new, proprietary eVU(TM) mobile entertainment product and turnkey entertainment services business to U.S. and international companies in the healthcare and travel and leisure industries, and to military organizations, as well as fund its efforts to partner with an intellectual property management company to jointly pursue monetizing the company's flash memory management-based patent portfolio, and for general working capital.

Under the terms of a Restricted Common Stock Purchase Agreement, the company issued and sold 18,750,000 shares of restricted common stock at a cash purchase price of $0.08 per share. The company also issued "A" Warrants to purchase 4,687,500 shares of common stock with an exercise price of $0.10 per share, exercisable until February 28, 2009, and "B" Warrants to purchase 4,687,500 shares of common stock with an exercise price of $0.09 per share, exercisable until six months after the effective date of a "best efforts" registration statement. Pricing of the financing was set at 85% of the average closing common stock bid price for the ten days prior to the commitment and pricing date of February 22, 2006 with the "A" Warrant set at 120% of such price and the "B" Warrant set at 110% of such price, all prices rounded to the nearest whole cent. No broker fees or warrants were paid in connection with the financing.

The common stock and warrants to purchase common stock have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States without a registration statement or exemption from registration. The company has agreed to file a registration statement on the securities. The company's Form 8-K, filed today with the SEC, provides a description of this transaction and information on anti-dilution adjustments to existing securities.


About e.Digital Corporation:. e.Digital Corporation is a provider of secure audio/video products utilizing its proprietary technology platforms. e.Digital has innovated a proprietary secure digital video/audio platform (DVAP) employing its patented MicroOS(TM) operating system, Content Mark-Up Language (CML) software, patent-pending hardware security technology, Digital Rights Management
(DRM) solutions and custom video display software. The DVAP was used in 2003 to create the successful and award-winning digEplayer(TM) in-flight entertainment
(IFE) device. In December 2005, e.Digital announced its latest DVAP advance, the eVU(TM) mobile entertainment device, a secure hard drive-based video entertainment product for U.S. and international companies in the healthcare and travel and leisure industries, and for military organizations. For more information about e.Digital and its technology and products, please visit the company website at www.edigital.com.

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Safe Harbor statement under the Private  Securities  Litigation  Reform of 1995:
All statements made in this document, other than statements of historical fact, are forward-looking statements within the meaning of Section 21E of the
Securities   Exchange  Act.  You  should  not  place  undue  reliance  on  these statements. We base these statements on particular assumptions that we have made
in  light  of  our  industry  experience,   the  stage  of  product  and  market
development, expected future developments and other factors that we believe are appropriate under the circumstances. These forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the businesses of the Company and the industries and markets in which the company operates. These statements are not guarantees of future performance and
involve  risks,   uncertainties  that  could  cause  actual  results  to  differ materially from those suggested in the forward-looking statements, including but not limited to the Company's ability to finance its operations, sell its products, implement a turnkey financial, product, and maintenance solution, manufacture and ship orders in a timely manner, secure additional business, and other risks identified and discussed in our filings with the Securities and Exchange Commission ("SEC"). Actual outcomes and results may differ materially from what is expressed or implied by the forward-looking statements. More information about potential factors that could affect the Company can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed with the Securities and Exchange Commission ("SEC"). e.Digital Corporation disclaims any intent or obligation to update these or any forward-looking statements, except as otherwise specifically stated by it.

Note: eVU and MicroOS are trademarks of e.Digital Corporation. All other company, product, and service names are the property of their respective owners.

CONTACT:
e.Digital Corporation: Robert Putnam, (858) 679-1504, rputnam@edigital.com